Exhibit 99

SILICON LABORATORIES REPORTS THIRD QUARTER RESULTS

AUSTIN, Texas — Oct. 27, 2010 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported revenue of $120.2 million for the third quarter, and better than anticipated earnings per share of $0.40.

Financial Highlights

Third quarter revenue of $120.2 million represented a five percent decrease from the same period in 2009. Third quarter GAAP gross margin was 65.5 percent. R&D investment for the third quarter was nearly flat sequentially at $30.8 million.  SG&A expense declined to $28.6 million. GAAP operating income was 16.1 percent. The GAAP tax rate was six percent, resulting in fully diluted earnings per share of $0.40.

The following non-GAAP results exclude the impact of stock compensation expense and other one-time items. Non-GAAP gross margin for the quarter was down slightly as expected to 65.8 percent, but still above the company’s target model. Non-GAAP operating expenses declined to $49.4 million. Specifically, R&D was about flat at $26.4 million and SG&A decreased to $23.0 million.  Non-GAAP operating income totaled 24.7 percent of revenue. Non-GAAP diluted earnings per share were at the high end of revised guidance at $0.53. The reconciling charges are set forth in the financial measures table included below.

Share repurchases during the quarter totaled $40 million, bringing the year-to-date total to $140 million. The company ended the quarter with $365 million in cash, cash equivalents and investments due to continued healthy cash flow from operations.

Business Summary

The revenue decline in the quarter was due in part to demand weakness and inventory misalignment for the company’s products shipping into consumer-oriented applications. The Access business was down as anticipated. The Broadcast business experienced a market-related slowdown in the company’s Consumer Audio products as well as the expected declines in handsets. The Broad-based business was also impacted by end market weakness, particularly Embedded Mixed-Signal products, which were down sequentially, while Timing products enjoyed another record quarter.

The company continued to secure strategic design wins across its growth businesses, including new wins in wireless, timing, isolation, human interface, microcontroller, consumer audio and video products, providing strong evidence of the company’s ability to return to revenue growth as the end markets recover. New Class D amplifier and human interface products announced during the quarter also represent expansions of the company’s portfolio in key end markets. Research and development hiring and investment continued, with new products in development at a record high.

“While this retreat in revenue is uncharacteristic, we believe the fourth quarter represents a trough, and the composition of the business that will emerge in 2011 will be even more growth oriented,” said Necip Sayiner, President and CEO of Silicon Laboratories. “We’re very optimistic about progress in our emerging video product line and continue to view our Broad-based business as a strategic growth engine in 2011 and beyond.”

The company guided revenue for the fourth quarter in the range of $105 to $111 million.

Webcast and Conference Call

A conference call discussing the results will follow this press release today at 7:30 a.m. central time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1 (800) 642-1687 or +1 (706) 645-9291 (international). Replays will be available through November 10, 2010.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; inventory-related risks; risks associated with acquisitions; difficulties managing international activities; difficulties managing our manufacturers and subcontractors; risks that Silicon Laboratories may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; risks associated with divestitures; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2010	October 3, 2009	October 2, 2010	October 3, 2009
Revenues	$120,154	$125,913	$381,450	$313,830
Cost of revenues	41,484	44,878	128,297	117,336
Gross margin	78,670	81,035	253,153	196,494
Operating expenses:
Research and development	30,769	25,904	91,200	77,841
Selling, general and administrative	28,556	28,592	86,296	78,221
Operating expenses	59,325	54,496	177,496	156,062
Operating income	19,345	26,539	75,657	40,432
Other income (expense):
Interest income	540	546	1,839	2,083
Interest expense	(21)	(51)	(66)	(154)
Other income (expense), net	(394)	8	(1,277)	298
Income before income taxes	19,470	27,042	76,153	42,659
Provision for income taxes	1,237	4,603	15,794	9,819
Net income	$18,233	$22,439	$60,359	$32,840

Earnings per share:
Basic	$0.41	$0.50	$1.34	$0.73
Diluted	$0.40	$0.47	$1.28	$0.71

Weighted-average common shares outstanding:
Basic	44,341	45,170	45,182	44,814
Diluted	46,009	47,322	47,103	46,127

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended October 2, 2010
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$120,154

Gross margin	78,670	65.5%	$368	$79,038	65.8%

Research and development	30,769	25.6%	4,371	26,398	22.0%

Selling, general and administrative	28,556	23.8%	5,591	22,965	19.1%

Operating expenses	59,325	49.4%	9,962	49,363	41.1%

Operating income	19,345	16.1%	10,330	29,675	24.7%

	Three Months Ended October 2, 2010
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Acquisition Tax Reversal	Non-GAAP Measure
Net income	$18,233	$9,009	$(2,713)	$24,529

Diluted shares outstanding	46,009	—	—	46,009

Diluted earnings per share	$0.40			$0.53

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	October 2, 2010	January 2, 2010
Assets
Current assets:
Cash and cash equivalents	$107,651	$195,737
Short-term investments	238,341	214,486
Accounts receivable, net of allowance for doubtful accounts of $771 at October 2, 2010 and $567 at January 2, 2010	63,801	56,128
Inventories	38,140	31,512
Deferred income taxes	10,318	7,620
Prepaid expenses and other current assets	29,960	18,515
Total current assets	488,211	523,998
Long-term investments	19,313	24,676
Property and equipment, net	25,910	27,785
Goodwill	109,222	105,109
Other intangible assets, net	46,156	41,886
Other assets, net	21,328	19,384
Total assets	$710,140	$742,838

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,837	$28,759
Accrued expenses	27,751	25,399
Deferred income on shipments to distributors	33,193	28,470
Income taxes	298	6,011
Total current liabilities	88,079	88,639
Long-term obligations and other liabilities	21,661	24,403
Total liabilities	109,740	113,042
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 43,720 and 45,772 shares issued and outstanding at October 2, 2010 and January 2, 2010, respectively	4	5
Additional paid-in capital	37,175	128,262
Retained earnings	566,244	505,885
Accumulated other comprehensive loss	(3,023)	(4,356)
Total stockholders’ equity	600,400	629,796
Total liabilities and stockholders’ equity	$710,140	$742,838

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